UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2011

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Canonsburg, Pennsylvania 15317
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On April 11, 2011 (the “Redemption Date”), CONSOL Energy Inc. (the “Company”) completed its previously disclosed redemption of all of its 7.875% Senior Secured Notes due March 1, 2012 (the “7.875% Notes”). The 7.875% Notes were redeemed for a total of $267,972,500, representing the sum of the present values of the remaining scheduled payments of principal and interest on the 7.875% Notes redeemed, discounted to the Redemption Date on a semiannual basis at the treasury rate plus 45 basis points, as determined by the reference treasury dealers on the third business day prior to the Redemption Date, plus accrued and unpaid interest thereon, thereby terminating and discharging all of the Company’s obligations under the 7.875% Notes and the related indenture, dated March 2, 2002, among the Company, the subsidiary guarantors named therein, and The Bank of Nova Scotia Trust Company of New York, as trustee (as supplemented, the “Indenture”) other than those provisions that survive discharge of the Indenture.

Item 8.01	Other Events.

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. Section 1503 of the Dodd-Frank Act contains new reporting requirements regarding mine safety, including disclosing the receipt of an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) issued by the Mine Safety and Health Administration (“MSHA”) in a Current Report on Form 8-K.

On April 11, 2011, Consolidation Coal Company, a subsidiary of the Company and the operator of the Company’s Blacksville No. 2 mine (the “Blacksville Mine”) located in Monongalia County, West Virginia, received an imminent danger order (the “Order”) with respect to the Blacksville Mine under Section 107(a) of the Mine Act. Imminent danger orders are generally issued by MSHA in situations in which MSHA determines that an imminent danger exists and results in orders of immediate withdrawal from the area of the mine affected by the condition.

The Order stated that a preparation plant electrician, who was performing work on an electrical component at the Blacksville Mine, was observed standing on the horizontal forks of a forklift that were elevated approximately 48 inches above ground level and that were approximately 12 inches from a steel cage gate and tower structure. In response to the Order, the electrician was removed from the fork lift immediately. The Order was terminated just minutes after it was issued. No injuries resulted from the condition described in the Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Senior Vice President & General Counsel

Dated: April 14, 2011